UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.
As previously disclosed, on November 16, 2021, NorthWestern Corporation d/b/a NorthWestern Energy (Nasdaq: NWE) (the “Company”) entered into a forward sale agreement (the “Forward Sale Agreement”) with Bank of America, N.A. (the “Forward Purchaser”), relating to an aggregate of 4,672,898 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). On November 17, 2021, pursuant to the exercise of an over-allotment option, the Company and the Forward Purchaser entered into an additional forward sale agreement (the “Additional Forward Sale Agreement”) relating to an aggregate of 911,215 shares of Common Stock (unless the context otherwise requires, the term Forward Sale Agreement as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreement). Pursuant to the terms of the Forward Sale Agreement, the Company has the right to elect physical, cash or net share settlement for all or a portion of its obligations under the agreement.
On December 21, 2022, the Company physically settled the remaining portion of its obligations under the Forward Sale Agreement by delivering 550,996 shares of Common Stock in exchange for cash proceeds of approximately $27 million. The forward sale price used to determine the cash proceeds received by the Company was calculated based on the November 16, 2021, initial forward sale price of $51.895 per share, as adjusted in accordance with the Forward Sale Agreement.
As previously disclosed, the Company also physically settled a portion of its obligations under the Forward Sale Agreement, using the same forward sale price calculation summarized above, (a) on June 24, 2022, by delivering 2,004,483 shares of Common Stock in exchange for cash proceeds of approximately $100 million, (b) on September 21, 2022, by delivering 1,618,932 shares of Common Stock in exchange for cash proceeds of approximately $80 million, and (c) on November 28, 2022, by delivering 1,409,702 shares of Common Stock in exchange for cash proceeds of approximately $70 million.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: January 5, 2023